UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 29, 2005

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 – Results of Operations and Financial Condition

On July 29, 2005, NovaStar Financial Inc. announced financial results for the second quarter ended June 30, 2005, reporting net income available to common shareholders of $37.9 million and diluted earnings per share available to common shareholders of $1.29. The press release announcing the earnings for the second quarter ended June 30, 2005 is included as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On July 29, 2005, at 10:00 a.m. (Central Time), NovaStar Financial, Inc. will hold a conference call to discuss the second quarter 2005 earnings release. The presentation data for this conference call is included as Exhibit 99.2 and is incorporated herein by reference.

On July 29, 2005, NovaStar Financial, Inc. reported its quarterly portfolio data on its website (www.novastarmortgage.com). The quarterly portfolio data is included as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)

99.1	Press Release dated July 29, 2005 “NovaStar Financial Announces Second-Quarter Results and Declares a Common Dividend of $1.40 Per Share.”

99.2	Second Quarter Presentation Data

99.3	Quarterly Portfolio Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: July 29, 2005	/s/ GREGORY S. METZ
Gregory S. Metz Chief Financial Officer

Exhibit Index

Exhibit Number

99.1	Press Release dated July 29, 2005 “NovaStar Financial Announces Second-Quarter Results and Declares a Common Dividend of $1.40 Per Share.”

99.2	Second Quarter Presentation Data

99.3	Quarterly Portfolio Data.